Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

Lafarge Target Business

(Carve-Out of Certain Operations of

Lafarge North America Inc.)

December 31, 2011 and 2010 and for the Years Then Ended

With Report of Independent Auditors

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Combined Financial Statements

December 31, 2011 and 2010

Contents

Report of Independent Auditors	1

Combined Financial Statements

Combined Statements of Operations	2
Combined Balance Sheets	3
Combined Statements of Cash Flows	4
Combined Statements of Changes in Net Parent Investment	5
Notes to Combined Financial Statements	6

Report of Independent Auditors

The Board of Directors and Shareholders

of Lafarge North America, Inc.

We have audited the accompanying combined balance sheets of the Lafarge Target Business (the carved-out operations of certain assets of Lafarge North America, Inc.) as of December 31, 2011 and 2010, and the related combined statements of operations, changes in net parent investment, and cash flows for the years then ended. These financial statements are the responsibility of Lafarge North America’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Lafarge Target Business at December 31, 2011 and 2010, and the combined results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Ernst & Young LLP

Baltimore, Maryland

September 26, 2012

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Combined Statements of Operations

	Years Ended December 31
	2011	2010
	(In Thousands)
Net sales	$165,378	$170,567
Costs, expenses, and other income:
Cost of goods sold	154,426	155,599
Selling and administrative	27,426	29,906
Other expense (income), net	29	(13)
Interest expense	2,679	2,707

Total costs, expenses, and other income	184,560	188,199

Loss from operations before income taxes	(19,182)	(17,632)
Income tax benefit	(8,158)	(7,336)

Net loss	$(11,024)	$(10,296)

See accompanying notes to combined financial statements.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Combined Balance Sheets

	December 31
	2011	2010
	(In Thousands)
Assets
Cash	$—	$—
Receivables, net	20,472	20,985
Inventories	13,696	15,730
Prepaid assets	3,365	2,352
Other current assets	68	35

Total current assets	37,601	39,102
Property, plant, and equipment, net	277,311	290,999
Goodwill	101,200	101,200
Other long-term assets	111	5

Total assets	$416,223	$431,306

Liabilities and net Parent investment
Accounts payable	$5,953	$7,058
Accrued and other liabilities	7,854	6,746

Total current liabilities	13,807	13,804
Long-term debt	46,454	46,421
Other long-term liabilities	904	884
Deferred income taxes	31,533	31,549

Total liabilities	92,698	92,658

Net Parent investment
Accumulated net contributions from Parent	323,525	338,648

Total net Parent investment	323,525	338,648

Total liabilities and net Parent investment	$416,223	$431,306

See accompanying notes to combined financial statements.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Combined Statements of Cash Flows

	Year Ended December 31
	2011	2010
	(In Thousands)
Operating activities
Net loss	$(11,024)	$(10,296)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,636	22,342
Deferred income taxes	(16)	(349)
Other noncash items	(70)	(128)
Amortization of original issue discount	33	46
Change in assets and liabilities:
Receivables	513	(3,359)
Inventories	2,034	2,378
Prepaid assets	(1,013)	(2,002)
Other current assets	(33)	(219)
Other long-term assets	(106)	82
Accounts payable	(1,105)	1,982
Accrued and other liabilities	1,108	1,360
Other long-term liabilities	20	(128)

Net cash provided by operating activities	11,977	11,709

Investing activities
Purchases of property, plant, and equipment	(7,864)	(3,762)
Net transfers of property, plant, and equipment from affiliates	(67)	(204)
Proceeds from the sale of property, plant, and equipment	53	745

Net cash used in investing activities	(7,878)	(3,221)

Financing activities
Net distributions to Parent	(4,099)	(8,488)

Net cash used in financing activities	(4,099)	(8,488)

Net increase (decrease) in cash	—	—

Cash, beginning of period	—	—

Cash, end of period	$—	$—

Supplemental cash flow information
Cash paid for interest	$2,656	$2,656

See accompanying notes to combined financial statements.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Combined Statements of Changes in Net Parent Investment

Total Net Parent Investment
(In Thousands)
Balance at December 31, 2009	$357,432
Net loss	(10,296)
Net distributions to Parent	(8,488)

Balance at December 31, 2010	338,648
Net loss	(11,024)
Net distributions to Parent	(4,099)

Balance at December 31, 2011	$323,525

See accompanying notes to combined financial statements.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements

December 31, 2011

1. Background and Nature of Operations

The accompanying combined financial statements include the historical accounts of the Lafarge Target Business business (Lafarge Target Business or the Business) of Lafarge North America Inc. (Lafarge NA or the Parent), which includes two cement manufacturing facilities, one located in Sugar Creek, Missouri and one located in Tulsa, Oklahoma. In addition to the two cement plants, the Lafarge Target Business includes five terminals served by the cement plants, which are located in Kansas City, Missouri, Springfield, Missouri, Omaha, Nebraska, Iola, Kansas and Oklahoma City, Oklahoma; two aggregates quarries; eight concrete batch plants and the fly-ash business located in the Kansas City, Missouri area. Lafarge NA is a large diversified supplier of aggregate, concrete and concrete products, cement and cement-related products, gypsum drywall and other construction materials used for residential, commercial, institutional, and public works construction. Lafarge NA is a wholly-owned subsidiary of Lafarge S.A. (the Group), which is domiciled in France.

2. Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) from the consolidated financial statements and accounting records of Lafarge NA using the historical results of operations and historical cost basis of the assets and liabilities of Lafarge NA that comprise the Lafarge Target Business. These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods under Lafarge NA’s management. All intercompany balances and transactions within the Lafarge Target Business have been eliminated. Transactions and balances between the Lafarge Target Business and Lafarge NA and its subsidiaries are reflected as related party transactions within these financial statements.

The accompanying combined financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Lafarge Target Business. In addition, certain costs related to the Lafarge Target Business have been allocated from the Parent. Those are derived from multiple levels of the organization including geographic business unit expenses, product line expenses, shared corporate expenses, and fees from the Group holding company. The Lafarge Target Business receives service and support functions from Lafarge NA and its subsidiaries. The Lafarge Target Business’s operations are dependent upon Lafarge NA and its subsidiaries’ ability to perform these services and support functions. The costs associated with these services and support functions (indirect costs) have been allocated to the Lafarge Target Business using the most meaningful respective allocation methodologies which were

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

primarily based on proportionate revenue, proportionate headcount, proportionate direct labor costs, or proportionate tonnage sold by the Lafarge Target Business compared to Lafarge NA and/or its subsidiaries. These allocated costs are primarily related to corporate administrative expenses and reorganization costs, employee related costs including pensions and other benefits for corporate and shared employees, and rental and usage fees for shared assets for the following functional groups: information technology, legal services, accounting and finance services, human resources, marketing and contract support, customer support, treasury, facility, and other corporate and infrastructural services. Income taxes have been accounted for in these financial statements as described in Notes 2 and 9. Debt specific to the Lafarge Target Business has been reflected in these financial statements as described in Note 8.

The Business utilizes Lafarge NA’s centralized processes and systems for cash management, payroll, purchasing, and distribution. As a result, substantially all cash received by the Business was deposited in and commingled with Lafarge NA’s general corporate funds and is not specifically allocated to the Lafarge Target Business. The net results of these cash transactions between the Business and Lafarge NA are reflected as net parent investment within Equity in the accompanying balance sheets. In addition, the net parent investment represents Lafarge NA’s interest in the recorded net assets of the Lafarge Target Business and represents the cumulative net investment by Lafarge NA in the Lafarge Target Business through the dates presented, inclusive of cumulative operating results.

Management believes the assumptions and allocations underlying the combined financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis considered by Lafarge NA to be a reasonable reflection of the utilization of services provided to or the benefit received by the Lafarge Target Business during the periods presented relative to the total costs incurred by Lafarge NA. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the financial statements had the Business been an entity that operated independently of Lafarge NA. Consequently, future results of operations should the Lafarge Target Business be separated from Lafarge NA will include costs and expenses that may be materially different than the Lafarge Target Business’s historical results of operations, financial position, and cash flows. Accordingly, the financial statements for these periods are not indicative of the Lafarge Target Business’s future results of operations, financial position, and cash flows.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses. Actual results may differ from these estimates.

Cash

Treasury activities, including activities related to the Lafarge Target Business, are centralized by Lafarge NA such that cash collections are automatically distributed to Lafarge and reflected as net parent investment. As a result of this automatic distribution to Lafarge, the Lafarge Target Business does not hold any cash.

Concentration of Credit Risk

Financial instruments that potentially subject the Business to concentrations of credit risk are primarily receivables. The Business performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The allowances for non-collection of receivables are based upon analysis of economic trends in the construction industry, detailed analysis of the expected collectability of accounts receivable that are past due, and the expected collectability of overall receivables.

Inventories

Inventories are valued at the lower of cost or market. The majority of the Lafarge Target Business’s U.S. cement inventories, other than maintenance and operating supplies, are stated at last-in, first-out (LIFO) cost. All other inventories are valued at average cost.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Property, Plant, and Equipment

Property, plant, and equipment is stated at cost less accumulated depreciation. Depreciation of property, plant, and equipment is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. These lives range from three years on light mobile equipment to 40 years on certain buildings. Repair and maintenance costs are expensed as incurred. Substantially all of the Lafarge Target Business’s depreciation expenses are recorded in cost of goods sold.

Capitalized Interest

The Business capitalizes interest costs incurred during the construction of new facilities and certain software development projects as an element of construction in progress and amortizes such costs over the assets’ estimated useful lives. If projects are put on hold, capitalization of interest stops.

Goodwill

Lafarge Target Business’s goodwill reflected in these financial statements was allocated to the Lafarge Target Business based on the relative fair value of the Lafarge Target Business to the fair value of Lafarge NA business for the respective product lines. Management’s estimate of the potential sales price of the Lafarge Target Business was used as a basis to determine the fair value of the Lafarge Target Business. Management believes that the fair value of the Lafarge Target Business has remained stable over the January 1, 2010 through December 31, 2011 period. The fair value of Lafarge NA business for the respective product lines was derived from the most recent annual goodwill impairment analysis performed by Lafarge NA. A total of $101.2 million in goodwill was allocated to the Lafarge Target Business for each of the years presented.

Goodwill represents the excess of costs over the fair value of identifiable assets of businesses acquired. Goodwill is not amortized, but is evaluated for potential impairment annually and whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The Business values goodwill in accordance with ASC 350, Goodwill and Other Intangible Assets (ASC 350). ASC 350 requires goodwill to be either qualitatively or quantitatively assessed for impairment annually (or more frequently if impairment indicators arise).

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Impairment or Disposal of Long-Lived Assets

The Business evaluates the recoverability of its long-lived assets in accordance with the provisions of ASC 360, Property, Plant and Equipment (ASC 360). ASC 360 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. Such evaluations for impairment are significantly impacted by estimates of future prices for its products, capital needs, economic trends in the construction sector, and other factors. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. Assets to be disposed of by sale are reflected at the lower of their carrying amount or fair value less cost to sell.

Asset Retirement Obligations

The Business records its quarry reclamation obligations in accordance with ASC 410, Asset Retirement and Environmental Obligations (ASC 410). ASC 410 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated retirement costs are capitalized as part of the carrying amount of the long-lived asset.

Environmental Remediation Liabilities

When the Business determines that it is probable that a liability for environmental matters has been incurred, an undiscounted estimate of the required remediation costs is recorded as a liability in the combined financial statements, without offset of potential insurance recoveries. Costs that extend the life, increase the capacity or improve the safety or efficiency of company-owned assets or are incurred to mitigate or prevent future environmental contamination are capitalized. Other environmental costs are expensed when incurred.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Income Taxes

The provision for income taxes is calculated as if the Lafarge Target Business completed a separate tax return apart from its Parent, although the Business was included in the Parent’s U.S. federal and state income tax returns and non-U.S. jurisdiction tax returns. Deferred tax assets and liabilities are recognized principally for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts, using currently enacted tax rates. Tax attributes utilized by the Parent are treated as transactions between the Lafarge Target Business and the Parent.

Defined Benefit Pension Plans and Other Post-Retirement Benefits

The Lafarge Target Business’s salaried employees and union hourly employees participate in defined benefit pension plans sponsored by the Parent. These plans include other Parent employees that are not employees of the Business. The Parent also provides certain retiree health and life insurance benefits to eligible employees who have retired from the Business. Salaried participants generally become eligible for retiree health care benefits when they retire from active service at age 55 or later. Benefits, eligibility, and cost-sharing provisions for hourly employees vary by location and/or bargaining unit. Generally, the health care plans pay a stated percentage of most medical and dental expenses reduced for any deductible, copayment, and payments made by government programs and other group coverage. For the year ended December 31, 2011 and 2010 respectively, the Parent allocated approximately $7.3 million and $5.1 million, of pension and other post-retirement benefits expense to the Business, which has been reflected within costs of goods sold and selling and administrative in the accompanying combined statements of operations. The related pension and post-retirement benefit liability has not been allocated to the Business and has not been presented in the accompanying balance sheet since the obligation is and will remain a liability of the Parent.

Revenue Recognition

Revenue from the sale of cement, cement-related products, aggregates, ready-mixed concrete, and concrete products is recorded when title and ownership are transferred upon delivery of the products. Amounts billed to a customer in a sales transaction related to shipping and handling are included in “Net Sales”, and costs incurred for shipping and handling are classified as “Cost of goods sold” in the combined statements of operations. The revenues reported in these financial statements relate to specifically identifiable historical activities of the plants, terminals, and other

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

assets that comprise the Lafarge Target Business. The Lafarge Target Business assigns revenue to the original production facility of the product even if the product is transported and sold through a distribution facility outside of the scope of the Lafarge Target Business, or sold in markets serviced by sales personnel outside of the scope of the Lafarge Target Business. Similarly, if a product from a non-Lafarge Target Business plant is sold through a Lafarge Target Business distribution facility or in a Lafarge Target Business market, revenue originating from the transaction remains with the producing facility and is not considered as Lafarge Target Business revenue. Correspondingly, distribution and sales costs for these activities are also allocated to the producing plant.

Recent Accounting Pronouncements

In January, 2010, the FASB issued guidance in ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements that requires disclosures of significant transfers between Level 1 and Level 2 of the fair value hierarchy. ASU No. 2010-06 further requires entities to report, on a gross basis, activity in the Level 3 fair value measurement reconciliation beginning on January 1, 2011. The adoption of ASU 2010-06 did not have a material impact on Lafarge Target Business’s consolidated financial statements.

In May 2011, the FASB issued guidance in ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and IFRS which updates the definition of fair value and measurement criteria to bring them into agreement with IFRS’s (which are also changed to agree with US GAAP). The guidance is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Business is evaluating the effects of this guidance but do not expect it to have a significant impact on its financial statements other than providing the required disclosures.

In December 2011, the FASB issued guidance on ASU 2011-11, Disclosures about Offsetting Assets and Liabilities which requires entities to disclose both gross and net information about both instruments and transactions eligible for offset in the combined balance sheets and instruments and transactions subject to an agreement similar to a master netting agreement. The guidance is effective for annual periods beginning on or after January 1, 2013. Early adoption is not permitted, but this guidance shall be applied retrospectively for any period presented that begins before the date of initial recognition. The Business is currently evaluating the impact of the adoption of ASU 2011-11.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

3. Receivables

Receivables consist of the following:

	December 31
	2011	2010
	(In Thousands)
Trade receivables	$21,327	$21,794
Other receivables	5	80
Allowances	(860)	(889)

Total receivables, net	$20,472	$20,985

Lafarge NA maintains accounts receivable securitization programs in both the U.S and Canada to provide additional sources of working capital and long-term financing.

Under the program, Lafarge NA agrees to sell, on a revolving basis, all of its accounts receivable to wholly-owned, special purpose subsidiaries (the “SPS’s”), which are consolidated in Lafarge NA consolidated financial statements. The SPS’s in turn enter into agreements with an unrelated third-party commercial paper conduit to acquire long-term financing, using the accounts receivable as collateral.

Under the terms of Lafarge NA’s securitization agreement, the company maintains effective control over the assets transferred. In accordance with ASC 860 Transfers and Servicing, the accounts receivable securitization transactions have not been accounted for as sales. The related accounts receivable are included in Lafarge NA financial statements and those directly attributable to the Lafarge Target Business have been reflected in these financial statements.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

4. Inventories

Inventories consist of the following:

	December 31
	2011	2010
	(In Thousands)
Finished products	$3,539	$6,043
Work in process	2,344	1,128
Raw materials, commodities, and fuel	2,081	2,002
Spare parts, supplies, and other	5,732	6,557

Total inventories	$13,696	$15,730

Inventories valued using the LIFO method are reported net of reserves of $2.2 million and $2.6 million at December 31, 2011 and 2010, respectively. Reserves for slow-moving and obsolete inventory items were $2.9 million and $2.9 million, at December 31, 2011 and 2010, respectively. Consistent with the manner in which revenue is recorded, Lafarge Target Business inventories relate to goods produced by Lafarge Target Business plants and not yet sold to a third-party customer and may be located at Lafarge NA distribution facilities which are not part of the Lafarge Target Business.

5. Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

	December 31
	2011	2010
	(In Thousands)
Land	$28,519	$28,235
Buildings, machinery, and equipment	483,570	482,956
Construction in progress	9,611	2,510

Property, plant, and equipment, at cost	521,700	513,701
Accumulated depreciation and depletion	(244,389)	(222,702)

Total property, plant, and equipment, net	$277,311	$290,999

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

5. Property, Plant, and Equipment (continued)

Depreciation expenses for the years 2011 and 2010 were $21.6 million and $22.2 million, respectively.

6. Goodwill

In accordance with ASC 350 the Business performed the first step of the goodwill impairment test, by comparing the fair value of the Lafarge Target Business with the carrying value. The Business completed an assessment as of December 31, 2011, 2010, and 2009 and determined the fair value of the Lafarge Target Business exceeded its carrying value. As a result management concluded that there was no goodwill impairment.

The changes in the carrying value of goodwill are as follows:

	December 31
	2011	2010
	(In Thousands)
Balance at January 1	$101,200	$101,200
Impairment	—	—

Balance at December 31	$101,200	$101,200

7. Accrued and Other Liabilities

Accrued and other liabilities consist of the following:

	December 31
	2011	2010
	(In Thousands)
Suppliers	$3,518	$2,644
Bonuses	1,922	1,839
Rebates and other	2,414	2,263

Total accrued and other liabilities	$7,854	$6,746

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

8. Long-Term Debt

In 1998, Lafarge NA entered into a series of agreements, amended in 2003, with the municipality of Sugar Creek, Missouri. Under the agreements, Lafarge leases the Sugar Creek plant under a lease from the municipality of Sugar Creek, which issued $150 million of tax-exempt Sugar Creek Revenue Bonds to finance the construction of the Sugar Creek plant. Approximately $103 million of the bonds (the so-called Series B bonds) are held by Lafarge NA, while $47 million (the so-called Series A bonds) are held by third-party investors. Under the existing lease agreement, Lafarge is the obligor for the entire $150 million amount of bonds. However, given that Lafarge is also the holder of the Series B bonds, the financial statements only reflect the debt associated with the Series A bonds that are held by third-party investors. The liability related to the Series A bonds amounted to $46.5 million and $46.4 million, stated net of issue discount, at December 31, 2011 and 2010, respectively, due in 2037, bearing an annual interest rate of 5.7%.

The fair value of this debt at December 31, 2011 and 2010 was approximately $40.4 million and $45.2 million, respectively. This fair value was estimated based on quoted market prices or current interest rates offered to the Business for debt of the same maturity.

The scheduled annual principal payment requirements on debt for each of the five years in the period ending December 31, 2016 and thereafter are as follows (In thousands):

2012	$—
2013	—
2014	—
2015	—
2016	—
Thereafter	47,000

Total	$47,000

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

9. Income Taxes

The components of the income tax provision are as follows:

	December 31
	2011	2010
	(In Thousands)
Current	$(8,142)	$(6,987)
Deferred	(16)	(349)

	$(8,158)	$(7,336)

The provision for income taxes differs from that which would have resulted from the use of the federal statutory income tax rates primarily as a result of the provision for various state income taxes and the depletion benefit. The state income tax and depletion benefit impacted Lafarge Target Business’ federal statutory tax rate of 35% by approximately 4% and 3%, respectively, in 2011 and by approximately 4% and 2%, respectively, in 2010.

Deferred income taxes reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The significant components of deferred tax assets and deferred tax liabilities included on the combined balance sheets are:

	December 31
	2011	2010
	(In Thousands)
Deferred tax assets:
Allowances and reserves	$1,896	$2,050

Total deferred tax assets	1,896	2,050

Deferred tax liabilities:
Depreciation, amortization, and other	(33,429)	(33,599)

Total deferred tax liabilities	(33,429)	(33,599)

Net deferred tax liabilities	$(31,533)	$(31,549)

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

9. Income Taxes (continued)

Lafarge Target Business’s operating results have historically been included in the Parent’s combined US Federal and state income tax returns. The provisions for income taxes in the combined financial statements have been determined on a separate return basis as if Lafarge Target Business filed its own tax returns. All tax attributes generated by the Lafarge Target Business, as calculated on a separate return methodology not used by the Parent historically, will be retained by the Parent. In 2010 and 2011, the Lafarge Target Business generated pretax operating losses resulting in federal and state tax benefits of $7.0 million and $8.1 million, respectively. The income tax benefits related to net operating losses was reflected in the carved-out financial statements as a distribution to the Parent. Management considered and weighed the available evidence, both positive and negative, to determine whether it is more-likely-than-not that some portion, or all, of Lafarge Target Business’s deferred tax assets will not be realized. The Business has concluded that all of its deferred tax assets will be utilized against its deferred tax liability, and as such no valuation allowance has been established on such deferred tax assets.

The Business is subject to audit examinations at federal, state, and local levels by tax authorities in those jurisdictions. The tax matters challenged by the tax authorities are typically complex; therefore, the ultimate outcome of these challenges is subject to uncertainty. The Business does not believe that the carved-out operations gave rise to any material tax exposures and the Business and the Parent did not identify any issues that did not meet the recognition threshold or would be impacted by the measurement provisions of the uncertain tax position guidance.

10. Commitments and Contingencies

The Business leases certain land, buildings, and equipment. Total expenses under operating leases were $0.6 million and $0.5 million for the years ended December 31, 2011 and 2010, respectively. The Business also has noncapital purchase commitments that primarily relate to gas, power, fuel, and other significant raw material in the amount of $7.9 million and $5.9 million at December 31, 2011 and 2010, respectively. The table below shows the future minimum lease payments due under non-cancelable operating leases and purchase commitments at December 31, 2011:

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

10. Commitments and Contingencies (continued)

	Year Ended December 31
						Later
	2012	2013	2014	2015	2016	Years
	(In Thousands)
Operating leases	$466	$327	$212	$126	$1	$—
Purchase commitments	8,064	6,842	3,392	3,542	3,588	17,500

Total commitments	$8,530	$7,169	$3,604	$3,668	$3,589	$17,500

In the ordinary course of business, the Business executes contracts involving indemnifications standard in the industry and indemnifications specific to a transaction such as sale of a business. These indemnifications might include claims relating to any of the following: environmental and tax matters; intellectual property rights; governmental regulations and employment-related matters; customer, supplier, and other commercial contractual relationships; and financial matters. While the maximum amount to which the Business may be exposed under such agreements cannot be estimated, it is the opinion of management that these guarantees and indemnifications are not expected to have a materially adverse effect on the Lafarge Target Business’s financial condition, results of operations, or liquidity.

Based on the Environmental Protection Agency’s (EPA) prior interpretation of certain Clean Air Act new source review and permitting rules, several of the Lafarge NA’s cement plants, including the Sugar Creek and Tulsa cement plants that are included in the Lafarge Target Business operations, changed fuels in the early 1990’s to petroleum coke or to a coal/coke mixture. The EPA contends that such rules do not exempt changes in fuel by cement manufacturers unless the plant at which the change occurs was built with the expressed intent of accommodating the alternate fuel. Lafarge NA entered into a Consent Decree with the EPA and certain States and, as a consequence of these discussions, will be required to make capital expenditures at certain of its cement plants. In addition, Lafarge North America paid a fine of approximately $5.1 million in April 2010, which was expensed and accrued for in 2009. Given that the fine resulted from negotiations held at the Lafarge NA level, and there is no direct correlation between the amount of the fine and the individual plants involved, the fine was not allocated to the Lafarge Target Business operations.

The EPA also issued new control regulations (NESHAP) aimed at reducing the level of certain emissions from all Portland cement kilns operating in the United States. In late 2010, the Portland Cement Association (PCA) and several cement producers, including Lafarge North America, sued the EPA asserting that the regulations in the proposed format were invalid and petitioned the United States Court of Appeals - District of Columbia Circuit to void the proposed

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

10. Commitments and Contingencies (continued)

regulations until corrected by the EPA. In December 2011, the Court ruled that it would not overturn the EPA standards but ordered the EPA to reconsider certain standards and re-issue the NESHAP rules. The EPA has undertaken reconsideration and has proposed rule revisions including changes to the standards applicable to particulate emissions and a change of the NESHAP compliance date for existing sources from September 2013 to September 2015. The EPA has expressed the intention to finalize the revisions through rulemaking by the end of 2012.

While a change in compliance date will affect the timing of any expenditures required for compliance, Lafarge North America and the Business expect that the Lafarge Target Business will need to expend capital or explore alternate means to license its facilities in order to maintain compliance. The amount already invested for the Lafarge Target Business plants relating to the consent decree and NESHAP is approximately $4.0 million. Management expects additional capital investment spend will be needed in the future.

When the Business determines that it is probable that a liability for environmental matters, legal actions, or other contingencies has been incurred and the amount of the loss is reasonably estimable, an estimate of the costs to be incurred is recorded as a liability in the financial statements. As of December 31, 2011, such liabilities are not material to Lafarge Target Business’s financial statements. While management believes its accruals for such liabilities are adequate, the Business may incur costs in excess of the amounts provided at December 31, 2011. Although the ultimate amount of liability at December 31, 2011 that may result from these matters or actions is not ascertainable, the Business believes that any amounts exceeding the recorded accruals will not materially affect its financial condition.

In the ordinary course of business, the Business is involved in certain legal actions and claims, including proceedings under laws and regulations relating to environmental and other matters. Because such matters are subject to many uncertainties and the outcomes are not predictable with assurance, the total liability for these legal actions and claims cannot be determined with certainty. Management believes that such actions and claims will be resolved without material adverse impact to Lafarge Target Business’s financial condition, results of operations, or liquidity.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

11. Related Party Transactions

Allocated Expenses

Lafarge Target Business has been allocated expenses from the Parent of $27.8 million and $28.9 million for 2011 and 2010, respectively. These costs from the Parent are derived from multiple levels of the organization including geographic business unit expenses, product line expenses, shared corporate expenses, and fees from the Group holding company. These allocated costs are primarily related to corporate administrative expenses and reorganization costs, employee related costs including pensions and other benefits for corporate and shared employees, and rental and usage fees for shared assets for the following functional groups: information technology, legal services, accounting and finance services, human resources, marketing and contract support, customer support, treasury, facility and other corporate and infrastructural services. The costs associated with these services and support functions (indirect costs) have been allocated to the Lafarge Target Business using the most meaningful respective allocation methodologies which were primarily based on proportionate revenue, proportionate headcount, proportionate direct labor costs, or proportionate tonnage sold by the Lafarge Target Business compared to Lafarge NA and/or its subsidiaries.

Included in the allocated expenses from the Parent are approximately $7.3 million and $5.1 million, of pension and other postretirement benefits expense to the Company for the years ended December 31, 2011 and 2010, respectively, which has been reflected within cost of goods sold and selling and general administrative expenses in the accompanying statements of operations. Lafarge Target Business’s salaried employees and union hourly employees participate in defined benefit pension plans sponsored by the Parent. These plans include other Parent employees that are not employees of the Business. The Parent also provides certain retiree health and life insurance benefits to eligible employees who have retired from the Business. Salaried participants generally become eligible for retiree health care benefits when they retire from active service at age 55 or later. Benefits, eligibility, and cost-sharing provisions for hourly employees vary by location and/or bargaining unit. Generally, the health care plans pay a stated percentage of most medical and dental expenses reduced for any deductible, copayment, and payments made by government programs and other group coverage. The related pension and postretirement benefit liability has not been allocated to the Business and has not been presented in the accompanying balance sheet since the obligation is and will remain a liability of the Parent.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

11. Related Party Transactions (continued)

Sales/Purchases With Unconsolidated Affiliates

The Business purchases products from and sells products to certain Lafarge NA affiliates in which it does not have a controlling interest. Such purchases totaled $11.6 million in 2011 and $13.9 million in 2010; such sales totaled $0.9 million in 2011 and $0.9 million in 2010. Management believes all transactions with Lafarge Target Business’s affiliates were on terms similar to those that would be obtained in transactions with unrelated parties.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Combined Financial Statements (continued)

12. Subsequent Events

Lafarge SA has announced a new reorganization project designed to accelerate the Group’s development and profitability. The project replaces the product line-based organization with a country-based organization which will include the removal of a layer of management and the reorganization of the Group’s Executive Committee. As part of this project, Lafarge North America has been implementing a new country-based organization in 2012. While a majority of the changes to the organization are above the level of operations contained in the Lafarge Target Business, there will be some impact to the Business. Certain functions previously performed at local operations will, after the implementation, be performed by the Parent as part of their administrative support. The Business is allocated a proportion of the overall cost of the reorganization. Lafarge Target Business’s share of reorganization costs amounted to $1.4 million during the first six months of 2012.

The Business has conducted subsequent events review through September 26, 2012, which is the date the financial statements were available to be issued. There were no other subsequent events that require recognition of disclosure.